Exhibit 10.5

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exchange Agreement

This Exchange Agreement (this “Agreement”) is executed as of April 14, 2019 by and between China Recycling Energy Corporation, a Nevada corporation (“Company”), and Iliad Research and Trading, L.P., a Utah limited partnership, its successors and/or assigns (“Holder”). Capitalized terms not defined herein shall have the same meaning as set forth in the Exchange Notes (as defined below).

A. Pursuant to that certain Securities Purchase Agreement dated January 31, 2019 (the “January Purchase Agreement”) between Holder and Company, Company issued to Holder a certain Convertible Promissory Note in the original principal amount of $1,050,000.00 and having an original issue date of January 31, 2019 (the “January Note”).

B. Pursuant to that certain Securities Purchase Agreement dated February 27, 2019 (the “February Purchase Agreement,” and together with the January Purchase Agreement, the “Purchase Agreements”) between Holder and Company, Company issued to Holder a certain Convertible Promissory Note in the original principal amount of $1,050,000.00 and having an original issue date of February 27, 2019 (the “February Note,” and together with the January Note, the “Prior Notes”).

C. Subject to the terms of this Agreement, Holder and Company desire to exchange (such exchange is referred to as the “Note Exchange”): (i) the January Note for a new Promissory Note in the original principal amount of $1,173,480.00 substantially in the form attached hereto as Exhibit A (“Exchange Note #1”); and (ii) the February Note for a new Promissory Note in the original principal amount of $1,165,379.18 substantially in the form attached hereto as Exhibit B (“Exchange Note #2,” and together with Exchange Note #1, the “Exchange Notes”). The Note Exchange will consist of Holder surrendering the Prior Notes in return for the Exchange Notes. Other than the surrender of the Prior Notes, no consideration of any kind whatsoever shall be given by Holder to Company in connection with this Agreement.

D. This Agreement, the Exchange Notes, the Secretary’s Certificate (as defined below), and any other documents, agreements, or instruments entered into or delivered in connection with this Agreement, or any amendments to any of the foregoing, are collectively referred to as the “Exchange Documents”.

E. Pursuant to the terms and conditions hereof, Holder and Company agree to exchange the Prior Notes for the Exchange Notes.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Issuance of Exchange Notes. Upon execution of this Agreement, Holder will surrender the Prior Notes to Company and Company will issue to Holder the Exchange Notes. In conjunction therewith, Company hereby confirms that the Prior Notes represent Company’s unconditional obligation to pay the outstanding balance thereof pursuant to the terms of the Prior Notes. Company and Holder agree that upon surrender, the Prior Notes will be cancelled and the remaining amount owed to Holder pursuant to the Prior Notes shall hereafter be evidenced solely by the Exchange Notes.

2. Exchange Fee; Affirmation of Outstanding Balance. The Company acknowledges that the outstanding balance of Exchange Note #1 includes an exchange fee in the amount of $106,680.00 (the “Exchange Fee #1”), which sum was added to the outstanding balance of Exchange Note #1 in consideration of the accommodations granted to the Company and the legal and other fees incurred by Holder in connection with the Note Exchange. Holder and the Company acknowledge and agree that the outstanding balance of Exchange Note upon its issuance, including the application of the Exchange Fee #1, is $1,173,480.00. The Company acknowledges that the outstanding balance of Exchange Note #2 includes an exchange fee in the amount of $105,943.56 (the “Exchange Fee #2”), which sum was added to the outstanding balance of Exchange Note #2 in consideration of the accommodations granted to the Company and the legal and other fees incurred by Holder in connection with the Note Exchange. Holder and the Company acknowledge and agree that the outstanding balance of Exchange Note upon its issuance, including the application of the Exchange Fee #2, is $1,165,379.18.

3. Closing. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 7 and Section 8 below, the closing of the transaction contemplated hereby (the “Closing”) along with the delivery of the Exchange Notes and the other Exchange Documents shall occur on the date that is mutually agreed to by Company and Holder (the “Closing Date”) by means of the exchange by express courier and email of .pdf documents, but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

4. Holding Period, Tacking and Legal Opinion. Company agrees that for the purposes of Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended (the “Securities Act”), the holding period of: (i) Exchange Note #1 will include the holding period of the January Note from January 31, 2019, which date is the date that the January Note was fully paid for; and (ii) Exchange Note #2 will include the holding period of the February Note from March 4, 2019, which date is the date that the February Note was fully paid for. Company agrees not to take a position contrary to this Section 4 in any document, statement, setting, or situation and further acknowledges that the Prior Notes have not been amended or altered since their issuance. The Exchange Notes are being issued in substitution of and exchange for and not in satisfaction of the Prior Notes. The Exchange Notes shall not constitute a novation or satisfaction and accord of the Prior Notes. Company acknowledges and understands that the representations and agreements of Company in this Section 4 are a material inducement to Holder’s decision to consummate the transactions contemplated herein.

5. Representations, Warranties and Covenants of Holder. Holder represents, warrants, and covenants to Company that:

5.1. Investment Purpose. Holder is acquiring the Exchange Notes for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

5.2. Accredited Holder Status. Holder is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

5.3. Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Holder and is a valid and binding agreement of Holder enforceable in accordance with its terms.

5.4. Brokers. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by Holder in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Holder or any action taken by Holder.

6. Representations, Warranties, and Covenants of Company. Company hereby makes the representations set forth below and covenants and agrees as follows to Holder (in addition to those set forth elsewhere herein):

6.1. Organization and Qualification. Company has been duly organized, validly exists and is in good standing under the laws of the State of Nevada. Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by Company and is a valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws effecting creditors’ rights, generally. Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary.

6.2. Authorization, Enforcement, Compliance with Other Instruments. (i) Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Exchange Notes, and each of the other Exchange Documents and to issue the Exchange Notes in accordance with the terms hereof, (ii) the execution and delivery of the Exchange Documents by Company and the consummation by Company of the transactions contemplated hereby, including, without limitation, the issuance of the Exchange Notes, have been duly authorized by Company’s Board of Directors and no further consent or authorization is required by Company, its Board of Directors or its stockholders, (iii) the Exchange Documents have been duly executed and delivered by Company, (iv) the Exchange Documents constitute the valid and binding obligations of Company enforceable against Company in accordance with their terms, (v) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Exchange Notes to Holder or the entering into of the Exchange Documents, and (vi) Company’s signatory has full corporate or other requisite authority to execute the Exchange Documents and to bind Company. Company’s Board of Directors has duly adopted a resolution authorizing this Agreement and the other Exchange Documents and ratifying their terms, as indicated by the Secretary’s Certificate.

6.3. Issuance of Exchange Notes. The issuance of the Exchange Notes is duly authorized and the Exchange Notes are and will be, upon issuance, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description other than liens in favor of Holder, and when issued will be validly issued, fully paid and non-assessable.

6.4. No Conflicts. The execution and delivery of the Exchange Documents by Company, the issuance of the Exchange Notes in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Exchange Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (i) the Company’s formation documents or bylaws, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Stock, or (iii) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets.

6.5. Common Stock Registered. Company has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act.

6.6. SEC Documents: Financial Statements. None of Company’s filings filed with the United States Securities and Exchange Commission (the “SEC”) contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

6.7. Not a Shell Company. Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the Securities Act.

6.8. Brokers. Company has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fees or similar payments by Holder relating to this Agreement or the transactions contemplated hereby. Company shall indemnify and hold harmless each of Holder, its employees, officers, directors, stockholders, managers, agents, attorneys, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing fees.

6.9. Authorization and Issuance. The Prior Notes were authorized by all necessary company action and validly issued and executed, and Company’s signatory had full corporate or other requisite authority to execute such agreements and to bind Company.

6.10. Holding Period. After due inquiry, Company represents and warrants that at all times, Company has complied in all material respects with all applicable securities and other applicable laws in relation with the issuance of the Prior Notes. To Company’s knowledge, no violation of securities and other applicable laws occurred in connection with issuance of the Prior Notes.

6.11. No Modifications. No written document, agreement, instrument, contract, amendment or modification to the Prior Notes exists that supplements, modifies, or amends the Prior Notes.

6.12. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting Company, the Common Stock of Company, $0.001 par value per share (“Common Stock”), or any of Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or its operations.

6.13. No Additional Consideration. Company has not received any cash or property consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Prior Notes.

6.14. Recitals. All of the information, facts and representations set forth in the Recitals section of this Agreement are in all respects true and accurate as of the date hereof and are incorporated as representations and warranties of Company as if set forth in this Section 6.

6.15. Acknowledgement of Obligations. Company hereby acknowledges, confirms and agrees that the obligations of Company to Holder under the Exchange Notes are unconditionally owed by Company to Holder without offset, defense or counterclaim of any kind, nature or description whatsoever.

6.16. Sufficient Contacts. Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Exchange Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 9.3 below, shall be applicable to the Exchange Documents and the transactions contemplated therein.

6.17. Termination. The Purchase Agreement and all other Transaction Documents (as defined in the Purchase Agreement) are hereby terminated with respect to the Prior Notes, but remain in full force and effect with respect to the Exchange Notes. All references in the Transaction Documents to the Prior Notes shall hereafter be deemed to be references to the Exchange Notes.

6.18. Share Reserve. Investor agrees that the Share Reserve (as defined in the Purchase Agreements) may be released upon execution of this Agreement. Company covenants and agrees to re-establish the Share-Reserve by July 15, 2019. The new Share Reserve for each of the Exchange Notes will be equal to the greater of (a) 6,000,000, and (b) 3,600,000 divided by the average of the closing trade prices for the Common Stock for the five (5) trading days preceding July 15, 2019.

7. Conditions to Company’s Obligation to Exchange. The obligation of Company hereunder to exchange the Prior Notes for the Exchange Notes at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

7.1. Holder shall have executed and delivered this Agreement to Company.

7.2. Holder shall have delivered a copy of the Prior Notes to Company for cancellation.

8. Conditions to Holder’s Obligation to Exchange. The obligation of Holder hereunder to Exchange the Prior Notes at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Holder’s sole benefit and may be waived by Holder at any time in its sole discretion:

8.1. Company shall have executed and delivered this Agreement and the Exchange Notes to Holder.

8.2. Company shall have delivered to Holder a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit C (the “Secretary’s Certificate”) evidencing Company’s approval of the Note Exchange and the Exchange Documents.

8.3. Company shall have delivered to Holder all other Exchange Documents.

9. Miscellaneous. The provisions set forth in this Section 9 shall apply to this Agreement, as well as all other Exchange Documents as if these terms were fully set forth therein.

9.1. Defined Terms. To the extent any capitalized term used in any Exchange Document is defined in any other Exchange Document (as noted therein), such capitalized term shall remain applicable in the Exchange Document in which it is so used even if the other Exchange Document (wherein such term is defined) has been released, satisfied, or is otherwise cancelled.

9.2. Arbitration of Claims. Each party agrees that any dispute arising out of or relating to this Agreement or any other Exchange Document or any Transaction Document shall be subject to the Arbitration Provisions (as defined in the Purchase Agreements). For the avoidance of doubt, the parties agree that the injunction described in Section 9.4 below may be pursued in an arbitration that is separate and apart from any other arbitration regarding all other Claims (as defined in the Purchase Agreements) arising under the Exchange Documents or Transaction Documents.

9.3. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to this Agreement or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, each party hereto submits to the exclusive jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any proceeding arising out of or relating to this Agreement and agrees that all Claims in respect of the proceeding may only be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth in the Purchase Agreement, such service to become effective ten (10) days after such mailing.

9.4. Specific Performance. Company acknowledges and agrees that Holder may suffer irreparable harm in the event that Company fails to perform any material provision of this Agreement, any of the other Exchange Documents or any Transaction Document in accordance with its specific terms. It is accordingly agreed that Holder shall be entitled to one or more injunctions to prevent or cure breaches of the provisions of this Agreement, any of the other Exchange Documents or any Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which the Holder may be entitled under such Exchange Documents or Transaction Documents, at law or in equity. Company specifically agrees that following an Event of Default under either of the Exchange Notes, Holder shall have the right to seek and receive injunctive relief from a court or an arbitrator prohibiting Company from issuing any of its common or preferred stock to any party unless the Exchange Notes are being paid in full simultaneously with such issuance. Borrower specifically acknowledges that Holder’s right to obtain specific performance constitutes bargained for leverage and that the loss of such leverage would result in irreparable harm to Holder. For the avoidance of doubt, in the event Holder seeks to obtain an injunction from a court or an arbitrator against Company or specific performance of any provision of any Exchange Document or Transaction Document, such action shall not be a waiver of any right of Holder under any Exchange Document or Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Exchange Documents or Transaction Documents, nor shall Holder’s pursuit of an injunction prevent Holder, under the doctrines of claim preclusion, issues preclusion, res judicata or other similar legal doctrines, from pursuing other Claims in the future in a separate arbitration.

9.5. Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Except as otherwise expressly provided herein, no person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

9.6. Pronouns. All pronouns and any variations thereof in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the context may permit or require.

9.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

9.8. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

9.9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

9.10. Entire Agreement. This Agreement, together with the Exchange Notes, and the other Exchange Documents, constitutes and contains the entire agreement between the parties hereto, and supersedes all prior oral or written agreements and understandings between Holder, Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Holder makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Holder, or any affiliate thereof, related to the transactions contemplated by the Exchange Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Holder, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Exchange Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Exchange Documents, the Exchange Documents shall govern. For the avoidance of doubt, the Exchange Documents do not supersede and replace the Transaction Documents except to the extent specifically set forth in this Agreement.

9.11. No Reliance. Company acknowledges and agrees that neither Holder nor any of its officers, directors, members, managers, partners, representatives or agents has made any representations or warranties to Company or any of its officers, directors, stockholders, agents, representatives, or employees except as expressly set forth in the Exchange Documents and, in making its decision to enter into the transactions contemplated by the Exchange Documents, Company is not relying on any representation, warranty, covenant or promise of Holder or its officers, directors, members, managers, agents or representatives other than as set forth in the Exchange Documents.

9.12. Amendment. Any amendment, supplement or modification of or to any provision of this Agreement, shall be effective only if it is made or given by an instrument in writing (excluding any email message) and signed by Company and Holder.

9.13. No Waiver. No forbearance, failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement shall be effective (a) only if it is made or given in writing (including an email message) and (b) only in the specific instance and for the specific purpose for which made or given.

9.14. Assignment. Notwithstanding anything to the contrary herein, the rights, interests or obligations of Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder, which consent may be withheld at the sole discretion of Holder; provided, however, that in the case of a merger, sale of substantially all of Company’s assets or other corporate reorganization, Holder shall not unreasonably withhold, condition or delay such consent. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, including its financing sources, in whole or in part.

9.15. Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Exchange Documents, the parties agree that the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Exchange Notes are placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Holder otherwise takes action to collect amounts due under the Exchange Notes or to enforce the provisions of the Exchange Notes, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Exchange Notes; then Company shall pay the costs incurred by Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

9.16. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.17. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Company or Holder shall be given as set forth in the “Notices” section of the Purchase Agreement.

9.18. Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for the maximum time allowable by applicable law.

9.19. Voluntary Agreement. Company has carefully read this Agreement and each of the other Exchange Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Exchange Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Exchange Documents voluntarily and without any duress or undue influence by Holder or anyone else.

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IN WITNESS WHEREOF, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Exchange Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

HOLDER:

Iliad Research and Trading, L.P.

By: Iliad Management, LLC, its General Partner

By: Fife Trading, Inc., Manager

By:
John M. Fife, President

COMPANY:

China Recycling Energy Corporation

By:
Name:
Title:

ATTACHMENTS:

Exhibit A	Exchange Note #1
Exhibit B	Exchange Note #2
Exhibit C	Secretary’s Certificate

[Signature Page to Exchange Agreement]